EXHIBIT 4.10

                                                                         FORM OF
                                                  SEVENTH SUPPLEMENTAL INDENTURE


                                                                  EXECUTION COPY







                                  VIACOM INC.,

                            VIACOM INTERNATIONAL INC.

                                       AND

                                 CITIBANK, N.A.,

                                     Trustee

                       ----------------------------------


                         SEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of May 31, 2001



                      To Indenture dated as of May 15, 1995
                                      among
                                  VIACOM INC.,
                            VIACOM INTERNATIONAL INC.
                                       and
                                 CITIBANK, N.A.,
                                     Trustee

                       ----------------------------------


                             Senior Debt Securities

                  SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 31, 2001, among VIACOM INC., a Delaware corporation (the "Company"), VIACOM INTERNATIONAL INC., a Delaware corporation (the "Guarantor") and CITIBANK, N.A., a national banking association, as successor in interest to State Street Bank and Trust Company and The First National Bank of Boston, trustee (the "Trustee") to the Indenture, dated as of May 15, 1995, among the Company, the Guarantor and the trustee party thereto, as supplemented by the First Supplemental Indenture, dated as of May 24, 1995, among the Company, the Guarantor and the trustee party thereto, as supplemented and amended by the Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995, among the Company, the Guarantor and the trustee party thereto, as supplemented by the Third Supplemental Indenture, dated as of July 22, 1996, among the Company, the Guarantor and the trustee party thereto, as supplemented by the Fourth Supplemental Indenture, dated as of August 1, 2000, among the Company, the Guarantor and the Trustee, as supplemented by the Fifth Supplemental Indenture, dated as of January 17, 2001, among the Company, the Guarantor and the Trustee and as further supplemented by the Sixth Supplemental Indenture, dated as of May 17, 2001, among the Company, the Guarantor and the Trustee (as so amended, the "Indenture").

                             RECITALS OF THE COMPANY

                  WHEREAS, Section 901(4) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture, where there are no Securities Outstanding of any series which are entitled to the benefit of such provisions;

                  WHEREAS, the Company wishes to make changes to certain provisions of the Indenture to give the Company the ability to issue Securities under the Indenture that are convertible into or exchangeable for securities of any Person (including the Company); and

                   WHEREAS, there are no Securities Outstanding of any series which are entitled to the benefit of the provisions that will be modified herein.

                  NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of Securities, as follows:

SECTION 1. For the purpose of this Seventh Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as amended hereby.

SECTION 2. For the benefit of the Holders of all Securities, the first Recital of the Indenture shall be deleted and replaced with the following Recital:

                The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), which may or may not be convertible into or exchangeable for any securities of any Person (including the Company), to be issued in one or more series as provided in this Indenture.


SECTION 3. For the benefit of the Holders of all Securities, Section 301(5) of the Indenture shall be deleted and replaced with the following:

                  (5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any, on) and any interest on Securities of the series shall be payable (which in the case of Euro Securities shall be outside the United States), any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company or, if applicable, the Guarantor in respect of the Securities of the series and this Indenture may be served;


SECTION 4. For the benefit of the Holders of all Securities, a new Section 301(26) of the Indenture shall added as follows:

                  (26) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;


SECTION 5. For the benefit of the Holders of all Securities, Section 901(6) of the Indenture shall be deleted and replaced with the following:

                  (6) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company); or


SECTION 6. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SEVENTH SUPPLEMENTAL INDENTURE.


SECTION 7. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 8. Except as herein amended, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

                  IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the day and year first written above.


                                             VIACOM INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


ATTEST


By:
   -------------------------------------
   Name:
   Title:


                                             VIACOM INTERNATIONAL INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


ATTEST


By:
   -------------------------------------
   Name:
   Title:


                                             CITIBANK, N.A.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

ATTEST


By:
   ---------------------------
   Name:
   Title: